UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2008

Enable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer Identification No.)

8725 W. Higgins Road, Suite 900 Chicago, Illinois 60631
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Engagement of Financial Advisor

Enable Holdings, Inc. (the “Company”) announced today that it has engaged Gilford Securities, Inc. (“Gilford Securities”) to act as a financial advisor to the Company. Gilford Securities will assist the Company in its evaluation of various financial and strategic alternatives. These alternatives may include an issuance of securities, a recapitalization or restructuring of the Company’s obligations, a strategic alliance, or the sale of the Company or some or all of its assets.

There can be no assurance that the engagement of Gilford Securities will result in any transaction that achieves the aforementioned objectives, or as to the timing or terms of any such transaction. The Company does not intend to disclose developments with respect to its evaluation of these financial and strategic alternatives unless and until the Board of Directors has approved a course of action.

A copy of the press release announcing the engagement of Gilford Securities is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release dated December 3, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2008

ENABLE HOLDINGS, INC. By /s/ Miguel A. Martinez, Jr. Miguel A. Martinez, Jr. Chief Financial Officer

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EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
December 3, 2008	000-50995

ENABLE HOLDINGS, INC.

EXHIBIT NO.	ITEM

99.1	Press Release dated December 3, 2008.

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